                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             Greyhound Lines, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (972) 789-7000
  [GREYHOUND LINES, INC. LOGO]
                             ---------------------

Dear Stockholder:

     I hope to see you in Dallas at our Annual Meeting on May 15, 1998, and again this year we are offering a "free ride" for stockholders.

     Here's how it works:

     - Ride Greyhound to Dallas for the Annual Meeting and we will refund 50 percent of the price of your ticket.

     - Ride Greyhound to Dallas for the Annual Meeting and write a letter to me about your trip and we will refund 100 percent of the price of your ticket.

     We offered this free trip last year for the first time and were delighted when 17 stockholders from several states took us up on it. This year, we hope the number will grow.

     The fine print: you must be eligible to vote at the 1998 Annual Meeting. And, once again, I ask that you take the trip as a regular customer, and tell me the straight story in your letter. For fare and schedule information, call 1(800)231-2222.

     The meeting this year will be at the Majestic Theatre in downtown Dallas, only a few blocks from our terminal. If you give us your itinerary in advance, we will arrange transportation for you from the terminal to the meeting. Please contact us by telephone at (972)789-7201 or by fax at (972)789-7234. We have also arranged a special rate at the Hampton Inn, 1015 Elm Street, which is four blocks north of our terminal. For reservations, call (214) 742-5678 no later than May 4 and ask for the special Greyhound rate. For parking, we suggest the Elm Street Garage, across the intersection diagonally from the theater, at 2000 Elm Street.

     I hope to see you on May 15. Meanwhile, thanks for your support for our work in building a strong national transportation company.

                                            Sincerely,

                                            /s/ CRAIG LENTZSCH

                                            CRAIG LENTZSCH
                                            President and
                                            Chief Executive Officer

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (972) 789-7000
  '[GREYHOUND LINES, INC. LOGO]'
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1998

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Greyhound Lines, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 15, 1998, at 10:00 a.m., local time, at the Majestic Theatre, 1925 Elm Street, Dallas, Texas 75201 for the following purposes:

        1. To elect three directors to serve as Class I directors for terms expiring in 2001 or until their respective successors are elected and qualified; and

        2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998; and

        3. To approve the Greyhound Lines, Inc. 1998 Directors' Stock Incentive Plan; and

        4. To consider a proposal to elect the entire Board of Directors every year; and

        5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 23, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A list of such stockholders will be maintained at the office of the Secretary of the Company during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during normal business hours of the Company.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting in person, you are urged to sign, date and return the enclosed proxy card in the accompanying envelope as soon as practicable to ensure that your shares of stock may be represented and voted in accordance with your wishes and to ensure the presence of a quorum at the meeting. So that the Company may plan for the meeting, you are requested to mark the space provided on the enclosed proxy card if you expect to attend the meeting in person.

                                            By Order of the Board of Directors,

                                            '/s/ MARK E. SOUTHERST'

                                            MARK E. SOUTHERST
                                            Vice President and
                                            General Counsel and Secretary

Dallas, Texas
April 1, 1998

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (972) 789-7000
  '[GREYHOUND LINES, INC. LOGO]'
                             ---------------------

                                PROXY STATEMENT
                                 APRIL 1, 1998
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Greyhound Lines, Inc., a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") and 8 1/2% Convertible Exchangeable Preferred Stock (the "Preferred Stock") of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 15, 1998, at 10:00 a.m., local time, at the Majestic Theatre, 1925 Elm Street, Dallas, Texas 75201 or any adjournment(s) thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by (i) executing and delivering a later-dated proxy card; or (ii) by delivering written notice of revocation of the proxy to the Secretary of the Company before or at the Annual Meeting; or (iii) by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

     The shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned on or before the day of the Annual Meeting. If the enclosed proxy card is duly executed and timely returned, but no directions are specified in the proxy, the shares will be voted (i) FOR the election of the director nominees recommended by the Board of Directors; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998; (iii) FOR the approval of the Greyhound Lines, Inc. 1998 Directors' Stock Incentive Plan; (iv) AGAINST a proposal to elect the entire Board of Directors every year; and (v) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, facsimile or similar transmission. The Company also will reimburse brokerage firms, banks, nominees, custodians and fiduciaries for the cost of forwarding proxy materials to the beneficial owners of the Common Stock and Preferred Stock as of the record date. The Company has retained Kissel-Blake Inc. as its proxy solicitor for the Annual Meeting. Kissel-Blake Inc. will receive a fee of $7,500 (plus reimbursement of out-of-pocket expenses) for its services in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries. Your cooperation in promptly signing and returning the enclosed proxy card will help the Company avoid additional expense.

     On March 23, 1998, the Company had 59,764,528 shares of Common Stock outstanding and 2,400,000 shares of Preferred Stock outstanding. As of March 23, 1998, there were no outstanding shares of any other class of capital stock of the Company. Each share of Common Stock entitles the holder to one vote. Each share of Preferred Stock entitles the holder to one vote. The holders of Common Stock and the holders of Preferred Stock will vote together as a single class. Only stockholders of record at the close of business on March 23, 1998 will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 1, 1998.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth the ownership of the outstanding shares of Common Stock and Preferred Stock as of March 13, 1998 (except as otherwise noted below), held by persons believed by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock or Preferred Stock, by directors of the Company, by the Named Executive Officers (see "EXECUTIVE COMPENSATION -- Compensation") and by all the directors, Named Executive Officers and other executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock and Preferred Stock represented thereby. Except as otherwise noted below, each of the directors, Named Executive Officers, executive officers and 5% stockholders has sole voting and investment power with respect to all shares beneficially owned by them.

                                                   AMOUNT OF                        AMOUNT OF                      PERCENT
             NAME AND ADDRESS                    COMMON STOCK        PERCENT     PREFERRED STOCK     PERCENT      OF VOTING
            OF BENEFICIAL OWNER              BENEFICIALLY OWNED(A)   OF CLASS   BENEFICIALLY OWNED   OF CLASS   SECURITIES(B)
            -------------------              ---------------------   --------   ------------------   --------   -------------
Snyder Capital Management, L.P.............       12,399,665           19.7%         639,800           26.7%        15.7%
  350 California Street Suite 1460 San
  Francisco, California 94104(c)

                                                    AMOUNT OF                          AMOUNT OF                    PERCENT
                                                   COMMON STOCK         PERCENT     PREFERRED STOCK     PERCENT    OF VOTING
         NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED(A)(D)   OF CLASS   BENEFICIALLY OWNED   OF CLASS   SECURITIES
         ------------------------            ------------------------   --------   ------------------   --------   ----------
Directors and Named Executive Officers:
  Thomas G. Plaskett.......................           142,333             *                  0                       *
  Richard J. Caley.........................            78,035             *                  0                       *
  Linda Chavez.............................            11,634             *                  0                       *
  Craig R. Lentzsch........................           997,837             1.6%           1,000            *           1.6%
  A. A. Meitz..............................             9,667             *                  0                       *
  Frank L. Nageotte........................            14,999             *                  0                       *
  Alfred E. Osborne, Jr....................            40,666             *                  0                       *
  Stephen M. Peck..........................            62,511             *                  0                       *
  Ernest P. Werlin.........................            16,111             *                  0                       *
  Jack W. Haugsland........................           369,333             *                  0                       *
  J. Floyd Holland.........................           238,929                                0
  Stuart N. Robinson.......................            63,850                                0
  Mark E. Southerst........................           112,349             *                  0                       *
All directors, Named Executive Officers and
  other executive officers of the Company
  as a group (17 persons)..................         2,605,455             4.2%           1,000            *           4.2%

---------------

 *   Less than 1%.

(a) Includes: (i) shares of restricted Common Stock; and (ii) shares of Common Stock issuable under options, warrants or other rights currently exercisable or exercisable within 60 days of March 13, 1998; and (iii) shares of Common Stock issuable upon the conversion of Preferred Stock. The Preferred Stock is convertible at any time into shares of Common Stock, presently at a rate of 5.128 shares of Common Stock per share of Preferred Stock.

(b) Calculated based on the holders of Common Stock and Preferred Stock voting together as a single class with each holder of Common Stock having one vote per share and each holder of Preferred Stock having one vote per share. Does not give effect to the conversion of the Preferred Stock.

(c) The information is as of December 31, 1997 and is based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 19, 1998 on behalf of Snyder Capital Management, L.P., Snyder Capital Management, Inc. and Alan Barry Snyder (collectively "Snyder") and subsequent discussions with Snyder representatives. As of that date, with respect to Common Stock held, Snyder reported that it had sole voting power with respect to 526,262 shares, shared voting power with respect to 8,043,467 shares, sole dispositive power with respect to 526,262 shares and shared dispositive power with respect to 8,762,404 shares. In addition, Snyder reported that it held 639,800 shares of Preferred Stock

     (presently convertible into 3,281,025 shares of Common Stock) and that, with respect to the Preferred Stock, it had sole voting power with respect to 30,100 shares, shared voting power with respect to 568,900 shares, sole dispositive power with respect to 30,100 shares and shared dispositive power with respect to 609,700 shares.

(d) The following table sets forth, as of March 13, 1998 (except as otherwise noted below), the details of Common Stock deemed beneficially owned by each of the directors and Named Executive Officers of the Company and by all directors, Named Executive Officers and other executive officers of the Company as a group:

                                                             COMMON
                                                             STOCK            COMMON          TOTAL
                                                          BENEFICIALLY        STOCK          COMMON
                                                            OWNED(1)      EQUIVALENTS(2)      STOCK
                                                          ------------    --------------    ---------
Thomas G. Plaskett......................................      3,000           139,333         142,333
Richard J. Caley........................................      5,000            73,035          78,035
Linda Chavez............................................      4,967             6,667          11,634
Craig R. Lentzsch(3)....................................     97,709           900,128         997,837
A. A. Meitz.............................................      3,000             6,667           9,667
Frank L. Nageotte.......................................      1,666            13,333          14,999
Alfred E. Osborne, Jr.(4)...............................     12,999            27,667          40,666
Stephen M. Peck.........................................     51,400            11,111          62,511
Ernest P. Werlin........................................      5,000            11,111          16,111
Jack W. Haugsland.......................................     46,000           323,333         369,333
J. Floyd Holland(5).....................................     16,929           222,000         238,929
Stuart N. Robinson(4)(6)................................      7,600            56,250          63,850
Mark E. Southerst(5)....................................     11,599           100,750         112,349
All directors, Named Executive Officers and other
  executive officers of the Company as a group (17
  persons)..............................................    289,570         2,315,885       2,605,455

---------------

(1) Includes shares of restricted Common Stock.

(2) Includes: (i) shares of Common Stock issuable under options, warrants or other rights currently exercisable or exercisable within 60 days of March 13, 1998; and (ii) shares of Common Stock issuable upon the conversion of Preferred Stock.

(3) Includes: (i) options currently exercisable or exercisable within 60 days of March 13, 1998 for 895,000 shares of Common Stock; and (ii) 5,128 shares of Common Stock issuable upon the conversion of 1,000 shares of Preferred Stock held by Mr. Lentzsch.

(4) Beneficial ownership of shares currently held indirectly is disclaimed by the following named persons in the amounts indicated: Dr. Osborne -- 6,835 shares; Mr. Robinson -- 600 shares.

(5) Beneficial ownership of shares currently held by the Greyhound Lines 401(k) trust is disclaimed by the following named persons in the amounts indicated:
    Mr. Holland -- 2,120 shares; Mr. Southerst -- 1,499 shares.

(6) Information is as of January 1, 1998.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of three directors to serve as Class I directors for terms expiring in 2001 or until their respective successors are elected and qualified.

     It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the three director nominees listed below, unless instructions to the contrary are given therein. The three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate.

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the nominees for director to be elected pursuant to Proposal No. 1:

NOMINEES FOR ELECTION AS CLASS I DIRECTORS, WHOSE TERMS WILL EXPIRE IN 2001:

     Craig R. Lentzsch (age 49) was elected to the Board of Directors on August 26, 1994. Effective November 15, 1994, Mr. Lentzsch became President and Chief Executive Officer of the Company. Mr. Lentzsch also served as Chief Financial Officer of the Company from November 22, 1994 to April 10, 1995. Mr. Lentzsch previously served as Executive Vice President and Chief Financial Officer of Motor Coach Industries International, Inc., where he had been employed from 1992 to 1994; as President and Chief Executive Officer of Continental Asset Services, Inc. from 1991 to 1992; as a private consultant to, and investor in, Storehouse, Inc. from 1983 to 1991 and Communication Partners, Ltd. from 1989 to 1991; as Vice Chairman, Executive Vice President and a director of the Company from March 1987 to December 1989; and as Co-Founder and President of BusLease, Inc. from 1980 to 1989. Mr. Lentzsch also serves as a director of Hastings Entertainment, Inc., Enginetech, Inc., the Intermodal Transportation Institute and the Great American Station Foundation and is a director and a member of the Executive Committee of the American Bus Association.

     Frank L. Nageotte (age 71) was elected to the Board of Directors on February 27, 1995. Mr. Nageotte was a director of Motor Coach Industries International, Inc. from 1993 to 1995 and of the Company from 1987 to 1990 and currently serves as a director of Citizens Auto Stages. From 1982 to 1987, Mr. Nageotte served as President and Chief Operating Officer of The Greyhound Corporation, where he was Chief Executive Officer of the Company's predecessor from 1978 to 1987. Mr. Nageotte worked for the Company's predecessor for 40 years.

     Thomas G. Plaskett (age 54) was elected to the Board of Directors on May 10, 1994. From August 9, 1994 to November 14, 1994, Mr. Plaskett served as Interim President and Chief Executive Officer of the Company, and from October 19, 1994 to November 22, 1994, served as Acting Chief Financial Officer of the Company. On February 27, 1995, Mr. Plaskett was elected as the Company's Chairman of the Board of Directors. Since 1991, Mr. Plaskett has served as managing director of Fox Run Capital Associates, a privately-held advisory firm. In September 1996, Mr. Plaskett was elected Chairman of the Board of Neostar Retail Group, which filed for bankruptcy in September 1996 and is in the process of being liquidated. Previously, Mr. Plaskett served as President and Chief Executive Officer of Pan Am Corporation from 1988 to 1991; and as President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also serves as a director of Tandy Corporation, Probex Corporation, Legend Airlines, Inc. and Smart and Final, Inc.

                              CONTINUING DIRECTORS

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the serving directors whose terms of office will continue after the Annual Meeting:

CLASS II DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1999:

     Alfred E. Osborne, Jr. (age 53) was elected to the Board of Directors on May 10, 1994. Since 1987, Dr. Osborne has served as Director of the Harold Price Center for Entrepreneurial Studies and Associate Professor of Business Economics at the John E. Anderson Graduate School of Management at the University of California at Los Angeles. Dr. Osborne formerly served as Director of the MBA Program, Assistant Dean and Associate Dean at UCLA. Dr. Osborne is also an independent general partner of Technology Funding Venture Partners V, a trustee of the Sierra Trust Funds and a director of Nordstrom, Inc., The Times Mirror Company and United States Filter Corporation.

     Stephen M. Peck (age 63) was elected to the Board of Directors on May 31, 1995. Mr. Peck is currently a money manager at Gilder, Gagnon, Howe & Co. From March 1989 to December 1994, Mr. Peck was a General Partner of SMP Associates, L.P., an investment partnership. Formerly, he was a Managing and Special Partner of Weiss, Peck & Greer and participated in its founding in 1970. From 1986 to mid-1988 he served as Chief Investment Officer and a director of Reliance Insurance Company. From May 1985 to January 1988, Mr. Peck served as a director of Tiger International. He was elected a Governor of the New York Stock Exchange, Inc. in 1969, served as Vice Chairman of the Board of Governors from May 1971 to July 1972, and served as Chairman of its Surveillance Committee from December 1974 to May 1978. Mr. Peck served as a member of the Audit Committee of the City of New York from February 1979 to February 1981. Mr. Peck is currently Chairman of the Board of Trustees of the Mount Sinai Hospital and School of Medicine, a member of the Board of Trustees of the Manhattan Institute for Policy Research, and a member of the Board of the Jewish Theological Seminary of America.

     Ernest P. Werlin (age 53) was elected to the Board of Directors on May 31, 1995. Mr. Werlin is currently President of High View Capital. He also served as Co-Chairman of the Board of Jamesway Corporation from May 1995 to November 1996. From 1992 to March 1995, Mr. Werlin was employed by Steinhardt Management. From April 1990 to 1992, Mr. Werlin was a private investor. From January 1989 to April 1990, Mr. Werlin was Managing Director of Stamford Capital. From August 1988 to December 1988, Mr. Werlin was an Associate Managing Director of Bear, Stearns & Company. He was employed by Morgan Stanley & Company from April 1980 to May 1988 as the Chairman of the Fixed Income New Product Development Committee and as Managing Director, Manager of Corporate Bond Trading desk and Special Situations. From April 1978 to April 1980, Mr. Werlin served as Co-Manager of the Corporate Bond Department of Donaldson, Lufkin & Jenrette. He also served as Senior Administrator to the President of Lehman Brothers from June 1976 to April 1978. Additionally, from July 1991 to June 1992, Mr. Werlin was a director of Todd Shipyards.

CLASS III DIRECTORS, WHOSE TERMS WILL EXPIRE IN 2000:

     Richard J. Caley (age 71) was appointed a director of the Company on October 31, 1991. From 1978 to 1982, Mr. Caley served as President of Wilson Sporting Goods Co., a division of PepsiCo Inc. From 1971 to 1978, Mr. Caley served as President of the PepsiCo Transportation Division and Chairman of the Board and Chief Executive Officer of North American Van Lines. Mr. Caley retired in 1982, although from May 15, 1989 to November 15, 1989, Mr. Caley served as President, Chief Operating Officer and a director of HEM Pharmaceuticals.

     Linda Chavez (age 50) was elected to the Board of Directors on November 21, 1995. Ms. Chavez has been President of the Center For Equal Opportunity since 1995. Ms. Chavez, a political commentator, writes a syndicated newspaper column and has contributed articles to the USA Today, Wall Street Journal, The New Republic and the Washington Post. Ms. Chavez has appeared on The McLaughlin Group and NewsHour with Jim Lehrer. From 1988 to 1995, Ms. Chavez was a Senior Fellow at the Manhattan Institute for Policy Research. In 1985, Ms. Chavez was appointed Director of the Office of Public Liaison for the White House and from 1983 to 1985 was Director of the U.S. Commission on Civil Rights. Ms. Chavez is also a director of ABM Industries.

     A. A. Meitz (age 60) was elected to the Board of Directors on November 21, 1995. Mr. Meitz is a retired Senior Vice President of Booz Allen & Hamilton, where he was employed from 1965 to 1994. From 1981 to 1983, Mr. Meitz served as a member of that firm's board of directors. Mr. Meitz also serves as a director of BancTec, Inc., Associated Materials Corporation, and Northern Trust Bank of Texas. He is a member of the Executive Board of the Dallas Symphony Association and is its Past Chairman. Mr. Meitz was also the Chairman of the Texas Senate Advisory Committee on Business, Technology and Education from 1984 to 1985. Mr. Meitz is the father-in-law of Frederick F. Richards, III, Senior Vice President and Chief Information Officer of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors or the committees thereof relates solely to meetings occurring during the period from January 1, 1997 through December 31, 1997.

     The Company has the following standing committees of the Board of Directors, whose present members are identified below:

     Messrs. Plaskett (Chairperson), Lentzsch and Nageotte currently serve as members of the Executive Committee. During the fiscal year ended December 31, 1997, this committee met once. The Executive Committee possesses the powers and discharges the duties of the Board of Directors during interim periods between meetings of the full Board of Directors.

     Dr. Osborne (Chairperson), Ms. Chavez and Mr. Werlin currently serve as members of the Audit Committee. During the fiscal year ended December 31, 1997, this committee met eight times. The Audit Committee is responsible for determining that appropriate procedures exist and are observed relating to financial reporting and disclosure and that required accounting practices, policies and procedures and internal control systems are established and adhered to in the preparation of the Company's financial reports and financial disclosures. The Audit Committee is also responsible for reviewing information technology policies and practices, including year 2000 issues. The Audit Committee also recommends the engagement of the independent public accountants to the Board of Directors.

     Messrs. Caley (Chairperson), Meitz and Peck currently serve as members of the Compensation and Organization Committee (the "Compensation Committee"). During the fiscal year ended December 31, 1997, this committee met six times. The Compensation Committee is responsible for reviewing all compensation-related matters, including the compensation of the executive officers of the Company. The Compensation Committee is authorized to retain a compensation consultant to advise it on compensation arrangements for the senior management of the Company.

     Messrs. Caley (Chairperson) and Peck currently serve as members of the Option Committee. During the fiscal year ended December 31, 1997, this committee met once. The Option Committee, composed entirely of "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, is responsible for making all stock incentive awards and grants under the Company's stock option and incentive plans and for administering such plans.

     Messrs. Plaskett (Chairperson), Caley and Lentzsch currently serve as members of the Committee on Directors. The Committee on Directors met twice during the fiscal year ended December 31, 1997. The Committee on Directors is responsible for nominating candidates to serve as directors of the Company, addressing and keeping abreast of corporate governance issues and reviewing director compensation and evaluating board performance.

     During the fiscal year ended December 31, 1997, the Board of Directors met, in person, telephonically or by unanimous written consent, seven times. During 1997, one director was absent from one Board of Directors meeting and four other directors were absent from one meeting of a committee on which he or she served; thus, no member of the Board of Directors attended less than 75% of the total number of meetings held by the Board of Directors and the committees on which the director served.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements:

     A stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as it appears on the Company's books, and (B) the class and number of shares of the Company that are owned of record and beneficially by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of that person, and (B) the class and number of shares of the Company that are owned beneficially by such person.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at an annual or a special meeting of the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not more than 90 days nor less than 60 days before the first anniversary of the preceding year's meeting (any time from February 15, 1999, to and including March 17, 1999 with respect to the 1999 annual meeting); or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was made or on which public disclosure of the meeting date was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of the nominee(s).

BOARD OF DIRECTORS GOVERNANCE PRINCIPLES

     Effective May 31, 1995, the Board of Directors unanimously adopted a Policy Framework for Significant Corporate Governance Issues (the "Framework") to assist the Board of Directors in fulfilling its fiduciary responsibilities to all of the stockholders of the Company.

     Among the key features of the Framework are the following:

     - The Board of Directors believes that a majority of the Board of Directors should consist of outside directors. At present, Mr. Lentzsch, President and Chief Executive Officer, is the only inside director.

     - There are periodic meetings of outside directors only, at least twice annually, led by a director appointed by the outside directors. Currently, the Board of Directors is chaired by Mr. Plaskett who is an outside director and he leads the meetings of the outside directors. Additionally, at each regularly scheduled meeting, directors meet in executive session, outside the presence of Company management.

     - The Board of Directors requires key members of management to attend all Board of Directors meetings. At a minimum, the Chief Operating Officer, Chief Financial Officer and General Counsel are to be in attendance. Additionally, directors have complete access to management and information concerning the Company's business activities and performance.

     - Board of Directors committee assignments and chairpersonships of the committees are rotated, generally on a two- to four-year cycle.

     - The Board of Directors has established a suggested retirement age of 70, although existing directors are exempt from this requirement. The Company provides no retirement benefits to directors.

     - The Board of Directors performs an annual evaluation of the President and Chief Executive Officer.

     - The Board of Directors performs an annual self-evaluation of its performance.

     A copy of the Framework is available to stockholders of the Company upon request.

DIRECTOR STOCK OWNERSHIP GUIDELINES

     In addition, in 1998, the Board of Directors adopted minimum stock ownership guidelines that apply to all outside directors. Over the next three years, each current outside director will be expected to acquire and hold the Company's Common Stock valued in an amount equivalent to two times the director's annual retainer. This stock must be owned outright and must be acquired by stock option exercises or open-market purchases. Additionally, to encourage stock ownership by directors, the Board of Directors adopted the 1998

Directors' Stock Incentive Plan, subject to approval by the Company's stockholders. If this plan is approved, directors will be given the opportunity to elect to receive all or a portion of their annual cash retainer in the form of stock options.

EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth the names, ages and positions held by the executive officers of the Company:

     Jack W. Haugsland (age 58) joined the Company in May 1995 as Executive Vice President and Chief Operating Officer. From 1992 to 1995, Mr. Haugsland was President and Chief Executive Officer of Gray Line Worldwide. From 1990 to 1992, Mr. Haugsland held the position of Senior Vice President -- Operations for the Company; and from 1986 to 1990, Mr. Haugsland served as President of Greyhound Travel Services, Inc., a former subsidiary of the Company. Mr. Haugsland began employment with the Company's predecessor in 1964. Mr. Haugsland is also a board member of the American Bus Association and of the Travel Industry Association of America.

     J. Floyd Holland (age 62) has served as Senior Vice President -- Operations since September 1994 and is responsible for equipment maintenance, engineering, environmental compliance and purchasing. Certain of the Company's bus operating subsidiaries also report to Mr. Holland. From October 1992 to September 1994, he served as Vice President -- Maintenance of the Company. From July 1987 to September 1992, he was Vice President -- Fleet Operations and was responsible for fleet planning and allocation. From October 1979 to July 1987, Mr. Holland served as Vice President of Operations and Transportation of Trailways. Mr. Holland held various management positions with predecessors of the Company since he began employment in 1958 with Trailways Lines, Inc. Mr. Holland has been a member of the Board of Directors and Executive Committee of the National Bus Traffic Association since 1991.

     Frederick F. Richards, III (age 38) was named Senior Vice President and Chief Information Officer on December 9, 1997. Mr. Richards oversees information technology development and services, accounting operations, and the telephone information centers. From 1987 to December 1997, Mr. Richards worked as an independent management consultant and provided consulting services to the Company from 1987 to 1990 and again from 1994 to December 1997. Recently, Mr. Richards integrated and managed the centralized driver and equipment dispatch and planning operations for the Company. Mr. Richards also managed the integration of automated ticketing with revenue reporting and fare and schedule quotation systems in the late 1980s. Mr. Richards is the son-in-law of A. A. Meitz, a director of the Company since November 21, 1995.

     Ralph J. Borland (age 50) has served as Vice President -- Marketing and Sales since January 1, 1998, and is responsible for selling the Company's regularly scheduled service, charter bus and related products and is responsible for the passenger marketing, advertising, promotion and pricing activities of the Company. He previously served as Vice President -- Sales and Service, where he was responsible for charter sales, Hispanic initiatives and the casino and special services markets and, previously, as Vice President -- Customer Satisfaction. Mr. Borland also served as Vice President -- Marketing from March 1987 to April 1993. Mr. Borland joined the Company's predecessor in 1972.

     T. Scott Kirksey (age 40) joined the Company in June 1995 as Vice
President -- Financial Planning and Reporting and is responsible for the business and strategic planning for the Company, as well as corporate accounting and financial reporting. Prior to joining the Company, Mr. Kirksey was Corporate Controller for Hat Brands, Inc. from 1993 and served as Director of Financial Planning, Budgeting and Treasury and Vice President/Controller of Telemedia Services for Neodata Corporation from 1990 to 1993.

     Jeffrey W. Sanders (age 36) joined the Company on June 1, 1997 as Vice President -- Corporate Development and is responsible for corporate acquisitions and new business development, treasury, corporate finance, tax and investor relations. Prior to joining the Company, Mr. Sanders was Vice President -- Controller of Motor Coach Industries International, Inc. from January 1, 1995 to January 10, 1997 and Director -- Financial Reporting and Consolidations from October 18, 1993 to December 31, 1994. From January 1, 1985 to October 15, 1993, Mr. Sanders held various positions, including senior manager in the audit department, with Deloitte & Touche LLP.

     Mark E. Southerst (age 40) was elected as Vice President and General Counsel and Secretary in January 1995. Mr. Southerst was previously employed by the Company as Associate General Counsel, since July 1988. Prior to joining the Company, Mr. Southerst served as in-house legal counsel for Burlington Northern Railroad Company from 1983 to July 1988. Mr. Southerst also serves as a director of the National Bus Traffic Association and a legal advisor to the ATA Litigation Center, a trade association specializing in legal issues affecting motor carriers.

                                 PROPOSAL NO. 2

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP will be available at the Annual Meeting to make an appropriate statement, if desired, and will be available to respond to appropriate questions from stockholders.

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the Company's financial statements for the fiscal year ending December 31, 1998, effective upon ratification by the stockholders of such appointment. Unless otherwise directed, the Proxy will be voted FOR the ratification of this appointment.

     Although stockholder ratification is not required for the selection of Arthur Andersen LLP, since the Board of Directors has the responsibility for the selection of the Company's independent auditors, the Board of Directors is submitting the selection for ratification with a view towards soliciting the stockholders' opinion thereon, which may be taken into consideration in future deliberations. Moreover, such ratification will not obligate the Company to continue the services of such firm. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, stockholders' opinions would be taken into consideration.

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998.

                                 PROPOSAL NO. 3

                APPROVAL OF 1998 DIRECTORS' STOCK INCENTIVE PLAN

PROPOSAL

     The 1998 Directors' Stock Incentive Plan (the "1998 Directors' Incentive Plan") was adopted by the Board of Directors on March 3, 1998, subject to approval by the Company's stockholders. A copy of the 1998 Directors' Incentive Plan is attached as Exhibit A to this Proxy Statement. As of March 3, 1998, options to purchase approximately 142,000 shares of Common Stock remained available to be granted to Directors under the Company's 1991 Stock Option Plan and the 1993 and 1995 Non-Employee Director Stock Option Plans. The Board of Directors believes that the remaining number of options under the 1991, 1993 and 1995 plans is likely to be exhausted in the near-term. Additionally, the Board of Directors wishes to encourage increased stock ownership by directors by allowing them to elect to receive all or a portion of their annual retainer in stock options, rather than in cash. Accordingly, because the Board of Directors believes that director stock ownership is important to the long-term performance of the Company and endorses the use of stock options to attract, retain and motivate directors, the Board of Directors has concluded that it is appropriate to increase the number of shares of Common Stock available to be granted under the Company's stock option and incentive plans.

COMMON STOCK

     The aggregate number of shares of Common Stock in respect of which options (an "Option") may be granted under the 1998 Directors' Incentive Plan may not exceed 500,000. This number and the terms of any Option will be adjusted proportionately if the Common Stock is split, combined or altered by a share dividend or a merger, recapitalization or other corporate event. No other repricing of Options after they are granted is permitted. If any Option granted under the 1998 Directors' Incentive Plan is canceled, terminates or expires for any reason without having been exercised in full, the shares of Common Stock related to the unexercised portion of the Option may again be subject to an Option grant under the 1998 Directors' Incentive Plan. The shares of Common Stock issued upon the exercise of Options granted under the 1998 Directors' Incentive Plan will be authorized but unissued shares or treasury shares or will be purchased on the open market or from private sources. The proceeds of the exercise of Options will be general corporate funds of the Company. If the 1998 Directors' Incentive Plan is approved by the stockholders, the 1995 Plan will be merged into the 1998 Directors' Incentive Plan and any shares remaining under the 1995 Plan will be added to the number of shares in respect of which Options may be granted under the 1998 Directors' Incentive Plan. All Options granted under the 1995 Plan that are unvested at the time the 1995 Plan is merged into the 1998 Directors' Incentive Plan will continue to vest according to the vesting provisions of the 1995 Plan.

DIRECTORS' OPTIONS

     Only directors who are not employees of the Company are eligible to receive Options under the 1998 Directors' Incentive Plan. On the date of each annual meeting of stockholders, an Option for shares of Common Stock will automatically be granted to each eligible Director. Under a first-year transition rule applicable for the 1998 Annual Meeting, the number of Option shares will be determined as follows:

          (a) An eligible Director who last received a grant of options under the 1995 Plan in 1995 will automatically be granted an Option for 20,834 shares of Common Stock;

          (b) An eligible Director who last received a grant of options under the 1995 Plan in 1996 will automatically be granted an Option for 14,167 shares of Common Stock; and

          (c) An eligible Director who last received a grant of options under the 1995 Plan in 1997 or a director who is newly elected in 1998 will automatically be granted an Option for 7,500 shares of Common Stock.

     Beginning with the 1999 annual meeting of stockholders, an Option for 7,500 shares of Common Stock will automatically be granted to each eligible Director. The 7,500 share amount may be adjusted upward or downward by the Stock Option Committee on an annual basis if it is determined that such adjustment is advisable on account of competitive circumstances in the marketplace, the price of the Company's Common Stock, then current recruitment efforts or on account of any other factors deemed relevant by the Stock Option Committee. On any date when a person is appointed as a Director to fill a vacancy on the Board of Directors, an Option will be automatically granted to such person for a number of shares of Common Stock equal to 7,500 (or such other number which is in effect at the prior Annual Meeting) multiplied by a fraction, the numerator of which equals the number of whole calendar months remaining before the next annual meeting of stockholders and the denominator of which equals twelve.

     In addition to the automatic grant of Options discussed above, an eligible Director will be given the opportunity to elect to receive all or a portion of his or her annual cash retainer in the form of additional Options for shares of Common Stock. The number of Options that a Director making such election will receive will be determined using a valuation formula established by the Stock Option Committee of the Board of Directors.

     All Options granted under the 1998 Directors' Incentive Plan are non-qualified options and will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, which is defined as the average high and low prices of a share of the Common Stock on the securities exchange on which it is listed. On March 3, 1998, the high and low prices of a share of Common Stock on the American Stock Exchange were $4 15/16 and $4 3/4. The exercise price must be paid in cash at the time of exercise.

     Each Option will be exercisable on the date of grant. Each Option lapses and ceases to be exercisable upon the earliest of: (i) ten years from the date of grant; (ii) six months after the Director ceases to be a director because of disability; (iii) twelve months after the Director ceases to be a director because of death; (iv) immediately, if the Director is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Director voluntarily terminates service on the Board of Directors without the consent of the Company; (v) five years after the date on which the Director terminates service (other than for death, disability, for cause or without consent) if, at the time of termination, the Director has served at least a three-year term of office; or (vi) 30 days after the date on which the Director terminates service (other than death, disability, for cause or without consent) if, at the time of termination, the Director has not served at least a three-year term of office.

     If a Director is absent from meetings of the Board of Directors because of a physical or mental disability, for purposes of the Plan, such Director will not be considered to have ended service with the Board of Directors while the Director has that disability, unless the Director resigns or is not re-elected by the stockholders.

DURATION, AMENDMENT AND TERMINATION

     No Option may be granted under the 1998 Directors' Incentive Plan after March 3, 2008. The Board of Directors may at any time terminate the 1998 Directors' Incentive Plan, or amend the 1998 Directors' Incentive Plan as it may deem advisable; however, no amendment will be effective without the approval of the stockholders of the Company if it materially increases the benefits accruing to participants under the 1998 Directors' Incentive Plan; materially increases the number of shares of Common Stock which may be issued under the 1998 Directors' Incentive Plan; or materially modifies the requirements as to eligibility for participation in the 1998 Directors' Incentive Plan. No amendment or termination of the 1998 Directors' Incentive Plan may alter or impair the rights of a person to whom an Option was granted (a "Grantee"), under any Option made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee.

TRANSFER RESTRICTIONS

     No Option or other benefit under the 1998 Directors' Incentive Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

TAXATION

     GRANTEES SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISERS BEFORE ELECTING TO RECEIVE ALL OR A PORTION OF THEIR RETAINER AS OPTIONS, EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED ON THE EXERCISE OF AN OPTION.

     It is intended that the Options are not taxed upon grant. The Grantee is taxed, as ordinary income, on the exercise of such an Option to the extent that the fair market value on the date of exercise exceeds the exercise price. The Grantee's basis for determining capital gain or capital loss upon sale of the shares is the fair market value on the date of exercise. The Company is entitled to a deduction equal to the ordinary income realized by the Grantee upon the exercise of the Options.

1998 DIRECTORS' INCENTIVE PLAN BENEFITS

     The following table sets forth the number of shares of Common Stock that will be received under the 1998 Directors' Incentive Plan by each of the current directors of the Company who are entitled to participate in the 1998 Directors' Incentive Plan, to the extent such Options are determinable.

                      1998 DIRECTORS' STOCK INCENTIVE PLAN

                                                              DIRECTORS' OPTIONS
                     NAME AND POSITION                         NUMBER OF SHARES
                     -----------------                        ------------------
Thomas G. Plaskett..........................................      20,834(a)
  Non-Executive Director
Richard J. Caley............................................       7,500(a)
  Non-Executive Director
Linda Chavez................................................       7,500(a)
  Non-Executive Director
A. A. Meitz.................................................       7,500(a)
  Non-Executive Director
Frank L. Nageotte...........................................      20,834(a)
  Non-Executive Director
Alfred E. Osborne, Jr.......................................      14,167(a)
  Non-Executive Director
Stephen M. Peck.............................................      14,167(a)
  Non-Executive Director
Ernest P. Werlin............................................      14,167(a)
  Non-Executive Director

---------------

(a) Represents proposed grant of Options under the 1998 transition rule. Beginning with the 1999 annual meeting of stockholders, each Director is eligible to receive a grant of Options to purchase 7,500 (or such other number as is determined on an annual basis by the Stock Option Committee) shares of Common Stock at each annual meeting of stockholders. In addition, Directors may elect to take all or a portion of their annual retainers in Options.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting will be required to approve the 1998 Directors' Incentive Plan. See "VOTING REQUIREMENTS."

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the approval of the 1998 Directors' Stock Incentive Plan.

                                 PROPOSAL NO. 4

                 ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR

SHAREHOLDER PROPOSAL

     This shareholder resolution is submitted by John Chevedden, 2215 Nelson Ave., No. 206, Redondo Beach, CA 90278, on behalf Lee Greenwood, holder of 1,000 shares of Greyhound Lines, Inc. Stock:

     "Resolved: The shareholders of Greyhound request the Board of Directors take the necessary steps to amend the company's governing instruments, including the corporate by-laws, to ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR with an independent lead director. This includes the requirement that less frequent than annual election of the entire board can be re-instituted only with a majority vote of shareholders.

     To face today's challenges and avoid the setbacks of the past, Greyhound's 11,400 shareholders and 11,000 employees need the best Board to answer each year for issues like these:

     1) Continue the good strategic moves that Greyhound has made:

Greyhound and Amtrak agree on new routes and partnerships for seamless inter-modal exchange of passengers. New Greyhound connections to Amtrak stations include Cincinnati to Chicago and Macon to Atlanta. Greyhound and Amtrak now share stations in 24 cities.

               Trains                       February 1997

AirTran Airlines links its flight schedules with Greyhound commuter buses.

               Atlanta Constitution         June 6, 1997

     2) Answer the competitive challenges:

Peter Pan Bus Lines successfully competes with Greyhound in the northeastern
U.S.

               Boston Globe                 May 2, 1997

     3) Maintain the momentum of Greyhound's turnaround:

Greyhound is improving after losing $77 million in 1994 and $17 million in 1995.

               Atlanta Journal
Constitution                                June 16, 1996

     4) Improve corporate governance and accountability:

Four (4) Greyhound directors own no Greyhound stock.

               Greyhound proxy statement    1997

     The Business Week Nov. 25, 1996 Cover Story said for the 'The Best Board:
PLACE THE ENTIRE BOARD UP FOR ELECTION EVERY YEAR.'

     'If employees, bankers, suppliers and management sense you've taken care of yourself -- but are asking them to sacrifice -- you won't save the company,' said Gerald Greenwald, United Airlines CEO.

     Annual election will give greater incentive to the Board to address the challenges highlighted in these published reports.

     Institutional Shareholder Services recommends a yes vote for electing the entire board each year. ISS is a proxy advisory firm that prepares detailed studies on shareholder resolutions for professional money managers. Greyhound employees get annual reviews, yet give directors a 3-year holiday between shareholder review. Greyhound directors have an additional hiatus through the lack of any formal evaluation of directors.

     Greyhound's 11,400 shareholders and 11,000 employees need the Best Board."

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors unanimously recommends a vote AGAINST this shareholder proposal. As set forth elsewhere in this Proxy Statement, the Board of Directors has adopted extensive governance policies. The Chairman of the Board of Directors is an "independent" outside director. Additionally, at least two times annually, the outside directors meet privately and are led in those sessions by a director selected by the outside directors. The Board of Directors also performs an annual self-evaluation of its performance. The Board of Directors also believes that staggered, three-year terms have promoted stability and continuity of leadership, which has been key in supporting the Company's financial turnaround and return to profitability. It has also served to ensure that members of the Board of Directors make a long-term commitment to the Company and has allowed members of the Board of Directors to become knowledgeable about the Company and its industry.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth all compensation, including bonuses, restricted stock and stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended December 31, 1997, 1996 and 1995, to or for the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company (the Chief Executive Officer and such other officers collectively being the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                   ANNUAL COMPENSATION              ------------------------
                                        -----------------------------------------            AWARDS
                                                                        OTHER       ------------------------
                                                                        ANNUAL      RESTRICTED    SECURITIES    ALL OTHER
                                                                       COMPEN-         STOCK      UNDERLYING     COMPEN-
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(2)   SATION($)(3)   AWARD($)(4)   OPTIONS(#)   SATION($)(5)
  ---------------------------    ----   ------------   -----------   ------------   -----------   ----------   ------------
Craig R. Lentzsch                1997     391,250        290,503            --        187,182            0       100,133
President and Chief              1996     350,013        112,228        86,603         55,163      100,000        86,169
Executive Officer and Director   1995     350,000        175,000            --              0      440,000        79,836
Jack W. Haugsland(6)             1997     255,000        154,913            --        119,990            0        74,288
Executive Vice President         1996     225,008         79,029            --         36,775       60,000        55,393
and Chief Operating Officer      1995     141,490         64,000            --              0      400,000       154,815
J. Floyd Holland                 1997     164,987         89,093            --         58,704            0        49,562
Senior Vice President --         1996     155,956         36,735            --              0       30,000        50,310
Operations                       1995     145,000         43,500        19,293              0      158,000        60,140
Mark E. Southerst(7)             1997     154,305         72,909            --         46,580            0        38,176
Vice President and General       1996     128,050         28,486            --              0       45,000        33,646
Counsel and Secretary            1995     116,439         30,215            --              0      100,000        16,446
Stuart N. Robinson(8)            1997     144,750         68,394            --         33,243            0        41,623
Former Vice President --         1996     142,313         29,254            --              0       25,000        22,478
Marketing                        1995     135,000         35,438            --              0      127,500        19,543

---------------

(1) Represents annual salary, including compensation deferred by the Named Executive Officer pursuant to the Company's 401(k) and non-qualified savings plans.

(2) Represents annual bonus earned by the Named Executive Officer for the relevant fiscal year.

(3) In 1996, for Mr. Lentzsch, $50,000 is for reimbursement of the loss on the sale of Mr. Lentzsch's personal residence in connection with his relocation to Dallas, Texas after joining the Company in 1994. With respect to Mr. Holland in 1995, $12,000 consisted of a car allowance and $6,303 consisted of supplemental long-term disability insurance premiums paid by the Company.

(4) As of December 31, 1997, Mr. Lentzsch held 50,600 shares of restricted stock, with an aggregate value of $186,082. Of these shares granted to Mr. Lentzsch, 5,000 shares will vest on April 1, 1998, 10,000 shares will vest on January 22, 1999, 5,000 shares will vest on April 1, 1999 and 10,300 shares will vest on May 20, 1999. As of December 31, 1997, Mr. Haugsland held 32,667 shares of restricted stock, with an aggregate value of $120,133. Of these shares granted to Mr. Haugsland, 3,333 shares will vest on April 1, 1998, 6,500 shares will vest on January 22, 1999, 3,333 shares will vest on April 1, 1999 and 6,500 shares will vest on May 20, 1999. As of December 31, 1997, Mr. Holland held 12,700 shares of restricted stock, with an aggregate value of $46,704. Of these shares granted to Mr. Holland, 3,250 shares will vest on January 22, 1999 and 3,100 shares will vest on May 20, 1999. As of December 31, 1997, Mr. Southerst held 10,100 shares of restricted stock, with an aggregate value of $37,143. Of these shares granted to Mr. Southerst, 2,500 shares will vest on January 22, 1999 and 2,550 shares will vest on May 20, 1999. As of December 31, 1997, Mr. Robinson held 7,000 shares of restricted stock, with an aggregate value of $25,743. Mr. Robinson forfeited all restricted stock when he terminated employment with the Company on January 1, 1998. Holders of restricted stock are entitled to any dividends declared and paid. However, to date, no dividends have been paid, nor are any expected to be paid in the foreseeable future.

(5) For 1997, includes $91,613, $57,972, $40,524, $34,815 and $32,028 in accrued benefits under the Company's Supplemental Executive Retirement Plan ("SERP"); $4,750, $11,181, $2,475, $1,518 and $7,952 in Company
    contributions to the 401(k) and non-qualified savings plans; and $3,770, $5,135, $6,563, $1,843 and $1,633 in term life insurance premiums paid by the Company for Messrs. Lentzsch, Haugsland, Holland, Southerst and Robinson, respectively.

(6) Mr. Haugsland became Executive Vice President and Chief Operating Officer on May 15, 1995.

(7) Mr. Southerst became Vice President and General Counsel and Secretary on January 24, 1995.

(8) Mr. Robinson terminated employment with the Company effective January 1, 1998. Upon the termination of his employment, Mr. Robinson forfeited all benefits accrued under the Company's SERP and the 1997 restricted stock awards set forth in the above table.

EMPLOYMENT CONTRACTS

     Craig R. Lentzsch. Mr. Lentzsch's terms of employment are governed by an employment contract that continues until November 14, 1998, subject to automatic, successive one-year renewals unless and until terminated. The contract provides for an annual base salary to Mr. Lentzsch, currently $405,000, subject to annual review and adjustment. Mr. Lentzsch is entitled to receive an annual bonus in accordance with the Company's management incentive plan ("MIP") as in effect from time to time. Upon commencement of his employment contract, Mr. Lentzsch was granted options to purchase 400,000 shares of Common Stock, which are all currently vested and exercisable. If the Company terminates or does not renew Mr. Lentzsch's employment contract without good cause (as defined) or if Mr. Lentzsch resigns for good reason (as defined), the Company must pay Mr. Lentzsch a lump-sum payment equal to two times the sum of: (i) an amount equal to his then-current, annualized base salary; and (ii) the greater of: (A) the applicable incentive bonus; or (B) $100,000. Additionally, Mr. Lentzsch's employment contract provides that if there is a change of control (as defined) and within two years thereafter, Mr. Lentzsch's employment contract is terminated, or not renewed, for any reason other than cause, death, disability or retirement, or if he resigns for good reason, Mr. Lentzsch would be entitled to receive twice his then-current base salary plus twice all incentive compensation paid to him during the 12 months preceding the change of control plus continued employee benefits, subject to a "gross up" should any portion of his severance benefits be construed to be an "excess parachute payment" under the federal tax code. Mr. Lentzsch also participates in the Company's SERP, and has received past service credit, for vesting purposes only, related to his former employment with the Company, its affiliates and predecessors. Additionally, Mr. Lentzsch is entitled to participate in the Company's 401(k) plan, medical plan (with waiver of pre-existing conditions), and other applicable benefit plans and is entitled to estate, tax and financial planning assistance and a car allowance.

     Jack W. Haugsland. Mr. Haugsland's terms of employment are governed by an employment contract that continues until May 14, 1999. Thereafter, the contract will renew annually unless and until terminated. The contract provides for an annual base salary to Mr. Haugsland, currently $265,000, subject to annual review and adjustment. Mr. Haugsland is also entitled to receive an annual bonus in accordance with the Company's MIP as in effect from time to time. Upon commencement of his employment contract,

Mr. Haugsland was granted options to purchase 300,000 shares of Common Stock, which vest periodically between May 14, 1996 and May 14, 1998. If the Company terminates or does not renew Mr. Haugsland's employment contract without good cause (as defined) or Mr. Haugsland resigns for good reason (as defined) prior to May 14, 1999, the Company must pay Mr. Haugsland a lump-sum payment equal to two times the sum of his then-current annualized salary plus the greater of: (i) his bonus for the current year; or (ii) $51,000; after May 14, 1999, he would be entitled to receive one and one-half times his annual salary plus bonus. In the event of a change of control (as defined), a termination or non-renewal without good cause or a resignation for good reason, all stock options granted pursuant to the contract would become immediately vested and exercisable. If Mr. Haugsland's employment with the Company is terminated due to a change of control occurring on or prior to May 14, 1999, Mr. Haugsland would be entitled to receive two times his then-current annualized salary plus incentive bonus, as well as continued employee benefits. If a change of control occurs thereafter, Mr. Haugsland would be entitled to receive one and one-half times his then-current annualized salary plus incentive bonus, as well as continued employee benefits. Mr. Haugsland also participates in the Company's SERP, with vesting based on past service credit, and is entitled to participate in the Company's medical and benefit plans and receives estate, tax and financial planning assistance, a car allowance and country club dues reimbursement.

SEVERANCE ARRANGEMENTS

     By Company policy, executive officers of the Company, not otherwise subject to an employment contract or other written severance arrangement, are entitled to severance pay in the event that employment is terminated for lack of duties or rearrangement of duties, including force reduction-related terminations. The severance pay eligibility ranges from 3 to 12 months of the executive officer's annual base salary on the date of termination, varying with the job grade of the executive. In order to receive any benefit greater than one week's salary, the executive officer must execute a release of claims.

DIRECTORS' COMPENSATION

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, each director of the Company who is not also an officer or employee of the Company (an "Outside Director") receives an annual retainer of $25,000 (other than the Chairman of the Board of Directors, who receives an annual retainer of $45,000) and a fee of $1,000 for each meeting of the Board of Directors at which such director is present (or $500 in the case of a telephonic meeting). Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $750 (other than the Chairperson of the committee, who receives a fee of $1,000) for each meeting of such committee at which the director is present. Pursuant to a deferred compensation plan, Outside Directors are entitled to defer receipt of all or a portion of their annual retainer fees until termination of service on the Board of Directors.

     Outside Directors are currently entitled to stock option grants under the Company's 1995 Directors' Stock Incentive Plan. Each Outside Director elected or re-elected at the Company's annual meeting of stockholders is automatically granted options to purchase 20,000 shares of Common Stock. Outside Directors appointed to fill a vacancy on the Board of Directors during the course of a term receive a pro rata grant of the 20,000 shares. The exercise price of all option grants is the fair market value thereof on the date of grant. Each option lapses and ceases to be exercisable upon the earliest of: (i) ten years from the date of grant; (ii) six months after the Outside Director ceases to be a director because of death or disability; (iii) immediately, if the Outside Director is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Outside Director voluntarily terminates service on the Board of Directors without the consent of the Company; (iv) five years after the date on which the Outside Director terminates service (other than for death, disability, for cause or without consent) if, at the time of termination, the Outside Director has served at least a three-year term of office; or (v) 30 days after the date on which the Outside Director terminates service (other than death, disability, for cause or without consent) if, at the time of termination, the Outside Director has not served at least a three-year term of office. Notwithstanding the foregoing, all options that have not previously been exercised nor lapsed and ceased to be exercisable, will vest and become exercisable upon the occurrence of any change in control. If the 1998 Directors' Stock Incentive Plan is approved by the stockholders, there will be no further option grants under the 1995 Plan. See, "APPROVAL OF 1998 DIRECTORS' STOCK INCENTIVE PLAN" for additional details concerning the terms of the proposed option awards to Outside Directors.

STOCK OPTION PLANS

     During the fiscal year ended December 31, 1997, there were no options granted to the Named Executive Officers of the Company.

     The following table reflects information with respect to option exercises by the Named Executive Officers during the fiscal year ended December 31, 1997, and information with respect to the unexercised options to purchase the Company's Common Stock granted under the Company's stock option and incentive plans to the Named Executive Officers and held by them at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  SHARES                       OPTIONS AT FY-END(#)              FY-END($)(1)
                               ACQUIRED ON       VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ------------   -----------   -----------   -------------   -----------   -------------
Craig R. Lentzsch............       0              0          777,000        163,000       1,365,243       183,108
Jack W. Haugsland............       0              0          305,000        155,000         360,623       114,998
J. Floyd Holland.............       0              0          207,900         91,600         116,526        51,894
Mark E. Southerst............       0              0           84,500         68,750         102,689        36,289
Stuart N. Robinson...........       0              0          103,250         74,250         113,743        42,008

---------------

(1) Computed based upon the difference between $3 11/16 per share, the fair market value at December 31, 1997, and the exercise price per share for the options.

LONG-TERM INCENTIVE PLANS

     The Company does not maintain any long-term incentive plan under which awards were granted or paid during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Messrs. Caley, Meitz and Peck. See "Committees and Meetings of the Board of Directors." Additionally, Messrs. Caley and Peck serve as members of the Option Committee, which oversees, administers and approves grants under the Company's stock option and incentive plans. In 1997, there were no interlocks or insider participation on the part of any members of the Compensation Committee, except as noted herein. Mr. Meitz, a member of the Compensation Committee, is the father-in-law of Frederick F. Richards, III, the Senior Vice President and Chief Information Officer of the Company. Mr. Richards was elected an officer of the Company on December 9, 1997. Prior to becoming an employee of the Company and since November 1994, Mr. Richards was engaged by the Company as an independent management consultant on an at-will basis, supplying consulting services to the Company on a variety of operational and technology issues. In 1997, Mr. Richards received $340,000 in hourly consulting fees and contractual incentive payments for these services. Under Compensation Committee procedures, Mr. Meitz is not present during discussions of Mr. Richards' compensation terms, performance or other related matters, abstains from voting on matters involving or affecting Mr. Richards and does not serve on the committee of the Board of Directors that administers and makes stock incentive awards and grants. Mr. Meitz was elected to the Company's Board of Directors in November 1995.

     Additionally, for one meeting of the Compensation Committee in 1997, Mr. Plaskett served as a temporary committee member due to the illness of one member of the Compensation Committee. From August 1994 to November 1994, Mr. Plaskett served as Interim President and Chief Executive Officer of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The members of the Compensation Committee of the Board of Directors have the duty to review the compensation levels and performance of executive officers, including the Named Executive Officers, to establish, approve and monitor the Company's compensation programs and policies and to review officer candidates and consider officer succession and related matters. In addition, the Compensation Committee oversees or administers the Company's Management Incentive Plan (the "MIP") and the Company's Option Committee, composed of Messrs. Caley and Peck, non-employee directors, oversees, administers and approves grants under the Company's stock option and incentive plans. The Compensation Committee formulates and maintains continuous oversight of all aspects of compensation for the Company's executive officers.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation program consists of three main components:

     - Base Salary. Executive officers' salaries are subject to annual review and adjustment based on a standardized performance review process. This review process is generally completed after each year during the first quarter of the next year and salary adjustments, if any, are generally implemented at the end of the first quarter. On an annual basis, the Compensation Committee reviews the Chief Executive Officer's performance, based on a list of objectives established during the prior year and discusses with the Chief Executive Officer the performance reviews of other executive officers of the Company. At various times during the year, the Compensation Committee receives reports from the Chief Executive Officer regarding an individual officer's performance.

     - Performance-Based Incentive Payments. Executive officers have the potential to receive annual incentive payments under the Company's MIP, based on the Company's performance relative to specific financial targets established for the fiscal year. The Compensation Committee establishes these performance targets near the beginning of the year, once the Company's budget and annual plan for the year is finalized. The Company must meet or exceed these minimum financial performance objectives in order for any payments to be made. Payments are also contingent upon the individual maintaining a satisfactory performance.

     - Long-Term Stock Options and Awards. Executive officers also have an opportunity to receive equity-based compensation, in the form of stock options to purchase the Company's Common Stock or other stock-related awards, which tends to align the officer's compensation to the long-term performance of the Company.

     The Compensation Committee's underlying compensation philosophy is that a substantial portion of the annual compensation of each executive officer must relate to, and be contingent upon, the financial performance of the Company, as well as the individual contribution of each executive officer. As a result, much of each executive officer's annual compensation is "at risk." As the Company establishes long-term profitability and a pattern of bottom-line growth, the Compensation Committee believes it is critical for the Company to meet short-term performance targets. Therefore, incentive payments under the Company's MIP are designed to motivate executive officers to meet or exceed short-term (measured on a one-year or less period) financial performance targets. Additionally, the Company's compensation policies are also designed to provide material long-term, equity-based incentive opportunities to ensure that executive officers are motivated over the long term to respond to the Company's business challenges and opportunities.

STOCK OWNERSHIP GUIDELINES

     Recently, the Company established minimum stock ownership guidelines that apply to the Chief Executive Officer, the executive management team, as well as senior managers (salary grades 16 and above) of the Company. Over the next three years, or five years in the case of a new hire or promotion, managers will be expected to acquire and hold the Company's common stock valued in an amount equivalent to a "multiple" of the employee's annual salary at the time the plan was adopted. The Chief Executive Officer will be required to own common stock valued at three times his annual salary. For executive officers, the ownership requirement is either one times, one and one-half times or two times the base salary, depending on grade level. This stock must be owned outright and must be acquired by stock award exercises or open-market purchases. This program, as well as the other equity-based incentives, is designed to align employees' interests with those of the Company's stockholders.

COMPENSATION METHODOLOGY

     In establishing base salaries, benefit plans and cash- and equity-based incentive plans for its executive officers, the Compensation Committee uses the services of a compensation consulting firm. During 1996, at the request of the Compensation Committee, the consulting firm completed a comprehensive review of the Company's compensation and benefit programs. The Company's programs were compared to the underlying philosophy of the Compensation Committee, as well as to compensation data compiled from 436 non-financial companies. From the data compiled, all elements of the Company's compensation programs were reviewed, including base salaries, benefits and perquisites, annual bonuses and long-term compensation. The Compensation Committee also reviewed the overall "mix" of compensation to determine if the Company's programs were consistent with compensation trends (that is, that an appropriate balance of short-term and long-term compensation was being maintained). During 1997, the Compensation Committee continued its review of the Company's programs and attempted to modify and refine certain features and aspects of the plans in response to the findings from the 1996 study. While the Compensation Committee has compared the Company's programs to these other compensation programs, there is no specific "peer group" of companies that the Company rigidly judges itself by. Rather, companies that are in the business of transporting passengers and freight, companies in the service industry and companies that have successfully undergone a financial restructuring, have from time to time been used for comparison. Additionally, the Compensation Committee takes into consideration other factors, including the Company's limited financial resources, when establishing the Company's programs. Generally, the Compensation Committee endeavors to pay competitive salaries and benefits. Based on its review, the Compensation Committee believes that the Company's compensation programs, despite modifications made in 1996 and 1997, remain below the average when compared to the programs of other companies.

     At the start of each fiscal year, the Compensation Committee establishes financial goals under the MIP for the Company. In 1997, the Compensation Committee based the financial targets on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Compensation Committee believed that the EBITDA target established for 1997 was an aggressive target that required the Company to "stretch" to meet it. Each executive officer, including the Chief Executive Officer, is assigned a target award, which is a percentage of his or her annual base salary. The target awards range from 10% to 55% of the base salary. The target award is the same for each executive officer having the same salary grade level in the Company, although the Compensation Committee reserves the right to reduce a payout to an executive officer based on an evaluation of individual performance. Under the MIP in effect in 1997, the percentage of the target award that each executive officer could have received varied from 0% to 200% of the target award, depending upon the percentage of the Company's EBITDA goal attained.

     The long-term, performance-based compensation of executive officers generally takes the form of option grants or restricted stock awards under the Company's stock option and incentive plans. The Compensation Committee also has the discretion to make other stock-related awards, such as stock appreciation rights and performance units. In making such awards, the Compensation Committee generally takes into account: (i) each executive's responsibilities and relative position in the Company, as well as a subjective evaluation of each executive officer's performance during the prior and current fiscal year; (ii) the long-term, equity-based compensation plans and award levels established by other companies; (iii) awards made to each executive and the executive officers as a group in prior years and their holdings of Company stock; and (iv) the limited availability of Company shares reserved for these programs. In 1997, due to significant limitations in the available shares under the stock incentive plans, the Compensation Committee opted to make restricted stock awards to the executive officers. In keeping with the Compensation Committee's desire to provide equity-based incentives to numerous employees within the Company, beyond the executive management team, the Compensation Committee also made stock option awards to many non-officer employees of the Company. The Compensation Committee was able to do this because the restricted stock awards to executive officers require fewer shares than stock options to deliver equal value, thereby conserving shares for awards to the other employees.

     As a matter of policy, the Compensation Committee establishes "step" vesting provisions where stock options become exercisable, in general, over a three- or four-year period. All stock option grants are made at the fair market value of the stock on the date of grant. Options granted to executives generally expire in five to ten years, depending upon the term of vesting. Restricted stock awards also have step vesting and have generally been designed to create an incentive for the executive to remain employed with the Company.

     The Compensation Committee's policy is to consider the tax deductibility of compensation expenses when designing and administering compensation plans. The Omnibus Budget Reconciliation Act of 1993, as reflected in regulations under
Section 162(m) of the Internal Revenue Code, places a limit on the amount of compensation in excess of $1 million that may be paid to the Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee continuously monitors its plans to determine the tax deductibility implications of Section 162(m). It is the intent of the Compensation Committee to design plans that comply with Section 162(m), as long as such design does not hamper the effectiveness of the Company's compensation practices. The Company's MIP and stock option and incentive plans have been designed to meet the requirements of Section 162(m).

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1997 financial performance relative to the established EBITDA goal and determined that the Company exceeded the performance target established for 1997. Therefore, payouts under the MIP were in excess of the target percentage established for each participant.

     As of January 1, 1997, the annual base salary of the Company's President and Chief Executive Officer, Craig R. Lentzsch, was $350,000. In April 1997, Mr. Lentzsch's annual base salary was increased by $55,000. This salary increase was made in recognition of the substantial improvements in the Company's financial and operational performance during 1996 versus 1995 and represented the first base salary increase awarded to Mr. Lentzsch since he joined the Company in November 1994. For 1997, Mr. Lentzsch earned a bonus of $290,503 (which was paid in 1998), the amount determined to be due under the Company's MIP and commensurate with the Company's financial performance versus the established performance goals. During 1997, the Compensation Committee approved restricted stock grants to executive officers. Mr. Lentzsch received a 40,600-share grant. This grant compares with stock option grants made during 1995 and 1996 of 440,000 and 100,000 shares, respectively. Overall, the terms of Mr. Lentzsch's employment and compensation reflect the Compensation Committee's philosophy of creating short-term, "at risk" incentive pay, as well as long-term incentives through the use of material stock awards.

                                            Compensation and Organization
                                            Committee:

                                            Richard J. Caley
                                            A. A. Meitz
                                            Stephen M. Peck

                            STOCK PRICE PERFORMANCE

     The following graph depicts the Company's Common Stock price performance relative to the performance of the Standard & Poor's 500 Composite Index and the Standard & Poor's Transportation Index.

                                                                        S&P 500             S&P
               Measurement Period                    Greyhound         Composite       Transportation
             (Fiscal Year Covered)                  Lines, Inc.          Index             Index
12/92                                                       100.00            100.00            100.00
12/93                                                        90.20            110.06            119.04
12/94                                                        18.14            111.34            100.08
12/95                                                        33.82            152.78            139.23
12/96                                                        33.33            187.46            159.05
12/97                                                        27.45            249.43            205.58

     The graph above assumes an investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Transportation Index on December 31, 1992, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

                              VOTING REQUIREMENTS

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from a nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (i.e., the failure of a broker to vote on a non-discretionary matter in absence of instructions from the beneficial owner) will have no effect on the outcome of the election of directors.

     With regard to Proposal Nos. 2, 3 and 4, votes may be cast for or against these proposals, or stockholders may abstain from voting. Approval of these proposals requires the affirmative votes of at least a majority of the shares voted at the meeting. Therefore, abstentions will have the effect of votes against the approval of these proposals and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named attorneys-in-fact (i) FOR the election of the directors recommended by the Board of Directors; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for fiscal year ending December 31, 1998;
(iii) FOR the approval of the Greyhound Lines, Inc. 1998 Directors' Stock Incentive Plan; (iv) AGAINST a proposal to elect the entire Board of Directors every year; and (v) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a)of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC and the American Stock Exchange, Inc. reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Forms 4 for Ms. Chavez and Mr. Nageotte due for May 1997 were filed late in June 1997. Additionally, the May 1997 Form 4 for Mr. Nageotte was amended and re-filed in February 1998.

                    CERTAIN RELATIONSHIPS AND OTHER MATTERS

     From November 1994 until December 8, 1997, Frederick F. Richards, III was engaged by the Company as an independent management consultant on an at-will basis, supplying consulting services to the Company on a variety of operational and technology issues. In 1997, Mr. Richards received $340,000 in hourly consulting fees and contractual incentive payments for these services. Mr. Richards was elected an officer of the Company on December 9, 1997. Mr. Richards is the son-in-law of A. A. Meitz, a director of the Company since November 21, 1995.

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy card to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's proxy statement relating to the 1999 annual meeting of stockholders of the Company must be received by no later than December 1, 1998 at the Company's principal executive offices, 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, directed to the attention of the Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws (See "ELECTION OF DIRECTORS -- Stockholder Nomination of Director Candidates"). The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC. Such requests should be addressed to Investor Relations, Greyhound Lines, Inc., P.O. Box 660606, Dallas, Texas 75266-0606.

     The foregoing notice and proxy statement is sent by order of the Board of Directors.

                                            /s/ MARK. E. SOUTHERST

                                            MARK. E. SOUTHERST
                                            Vice President and
                                            General Counsel and Secretary

April 1, 1998

EXHIBIT A

                             GREYHOUND LINES, INC.

                      1998 DIRECTORS' STOCK INCENTIVE PLAN

                             ---------------------

                                 MARCH 3, 1998
                             ---------------------

                                   PREAMBLE:

     1. Greyhound Lines, Inc. a Delaware corporation ("Greyhound" or the "Company"), by means of this 1998 Directors' Stock Incentive Plan (the "Plan") desires to afford certain of its and its Parent's and Subsidiaries' directors an opportunity to acquire a proprietary interest in the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

     2. The Company has determined that the foregoing objectives will be promoted by granting Options (as hereinafter defined) under this Plan to certain directors of the Company and its Parent and Subsidiaries, if any, pursuant to this Plan.

     3. The Company formerly adopted the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan (the "1995 Plan"), which shall be merged into this Plan upon the adoption of this Plan by the Board of Directors and its approval by the shareholders of the Company, and any Shares (as defined in the 1995 Plan) in respect of which options could have been granted but were not under the 1995 Plan, and any such Shares that would have again become available for option grants under the 1995 Plan, shall be available instead under this Plan in addition to the aggregate number of Shares set forth in Section 3.1 of this Plan.

                                     TERMS:

                                   ARTICLE 1.
                                  DEFINITIONS.

     SECTION 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below this Section.

     "1995 Plan" means the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan.

     "Board of Directors" means the board of directors of Greyhound.

     "Change in Control" means (a) the acquisition by any person (defined for the purposes of this definition to mean any person within the meaning of Section 13(d) of the Exchange Act), other than Greyhound or an employee benefit plan created by the Board of Directors for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the SEC under Section 13(d) of the Exchange
Act) of securities issued by Greyhound having 30% or more of the voting power of all the voting securities issued by Greyhound in the election of directors at the next meeting of the holders of voting securities to be held for such purpose; (b) the election of a majority of the Directors elected at any meeting of the holders of voting securities of Greyhound who are persons who were not nominated for such election by the Board of Directors or a duly constituted board of directors of the Board of Directors having authority in such matters;
(c) the approval by the stockholders of Greyhound of a merger or consolidation with another person, other than a merger or consolidation in which the holders of Greyhound's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the approval by the stockholders of Greyhound of a transfer of substantially all of the assets of Greyhound to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by Greyhound or by the holders of Greyhound's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

                                       (1)

     "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter intended.

     "Committee" means the Committee of the Board of Directors that administers the Plan under Section 2.1 below.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Date of Grant" means the date an Option is first granted.

     "Director" means a member of the Board of Directors.

     "Disability" shall have the meaning ascribed in the Company's long-term disability plan; provided, however, that "Disability" shall mean a permanent and total disability, as defined in Code Section 22(e)(3).

     "Effective Date" means the date this Plan was first adopted by the Board of Directors.

     "Employee" means any common-law employee of Greyhound or any Parent or Subsidiary of Greyhound and any person who is an Officer of Greyhound or any Parent or Subsidiary of Greyhound pursuant to the Bylaws or comparable governing document of such company.

     "Exchange Act" means the Securities Exchange Act of 1934 and the regulations thereunder, as now in effect or hereafter amended.

     "Exercise Price" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder.

     "Fair Market Value of a Share" means the arithmetic mean between the high and the low price per share on the principal national securities exchange or the NASDAQ -- National Market System on which the Shares are listed or admitted to trading, on the date of determination or, if such price can not be determined for the date of determination, the most recent date for which such prices can reasonably be ascertained.

     "Grantee" means any person to whom an Option has been granted and any heir or legal representative to whom an Option has been transferred by will or the laws of descent and distribution.

     "Incentive Stock Option" or "ISO" means an Option intended to comply with the terms and conditions set forth in Section 422 of the Code.

     "Meeting Date" means the date of each annual meeting of the stockholders of Greyhound at which Directors are elected.

     "Nonqualified Option" means a Stock Option other than an Incentive Stock Option.

     "Officer" means an officer of the Company as defined in 17 C.F.R. sec.240.16a-1(f) as now in effect or hereafter amended.

     "Option" or "Stock Option" means a right granted under the Plan to a Participant to purchase a stated number of Shares.

     "Option Agreement" means an agreement evidencing an Option substantially in the form of Attachment A hereto.

     "Parent" means a parent of a given corporation as such term is defined in
Section 424(e) of the Code.

     "Participant" means a person who is eligible to receive and has received an Option under the Plan.

     "Plan" means this Plan (including the 1995 Plan which is merged herein) as it may be amended or restated from time to time.

     "Rule 16b-3" means Rule 16b-3 (17 C.F.R. sec.240.16b-3) promulgated under
Section 16(b) of the Exchange Act as now in effect or hereafter amended.

     "SEC" means the Securities and Exchange Commission.

                                       (2)

     "Shares" means shares of Common Stock.

     "Subsidiary" means a subsidiary of a given corporation as such term is defined in Section 424(f) of the Code.

     SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

     SECTION 1.3. Effect of Definitions. The definitions set forth in Section
1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

                                   ARTICLE 2.
                                ADMINISTRATION.

     SECTION 2.1. Committee. The Plan shall be administered by a committee of the Board of Directors consisting of two or more Directors, each of whom is a "Non-Employee Director" as defined in Rule 16b-3. Unless the Board of Directors designates another of its committees to administer the Plan, the Plan shall be administered by a committee consisting of those members of the Compensation and Organization Committee of the Board of Directors who are Non-Employee Directors, but, if the Compensation and Organization Committee is abolished or its membership does not contain two persons who comply with the requirements of the first sentence of this Section 2.1, the Board of Directors shall either reconstitute the Compensation and Organization Committee in compliance with or create another Committee that complies with the requirements of the first sentence of this Section 2.1 to administer the Plan. The Committee may be referred to as the Stock Option Committee.

     SECTION 2.2. Authority. Subject to the express provisions of the Plan and in addition to the powers granted by other sections of the Plan, the Committee has the authority, in its discretion, to: (a) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (b) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and (c) review and resolve all claims of Grantees and Participants. The actions and determinations of the Committee on matters related to the Plan shall be conclusive and binding upon the Company and all Grantees and Participants.

                                   ARTICLE 3.
                                    SHARES.

     SECTION 3.1. Number. The aggregate number of Shares in respect of which Options may be granted under the Plan shall not exceed 500,000 (which number of Shares is hereby reserved for issuance under the Plan out of the authorized but unissued Shares). Notwithstanding the foregoing, the number of Shares identified in the previous sentence shall be increased by that number of Shares in respect of which options may now or in the future be granted under the 1995 Plan, which is being merged into this Plan coincident with its adoption and its approval by the shareholders of the Company.

     SECTION 3.2. Cancellations. Options granted under the Plan are canceled, terminate or expire for any reason without having been exercised or matured in full, the Shares related to the unexercised portion of an Option shall be available again for the purpose of the Plan.

     SECTION 3.3. Anti-Dilution.

     (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares on which each then-outstanding Option is based and the number of Shares as to which Options may be granted under this Plan shall be automatically increased by the ratio between the number of Shares outstanding immediately after such event and the number of Shares outstanding immediately before such event and the Exercise Price thereof shall be automatically decreased by the same ratio, and if the Shares are combined into

                                       (3)
a lesser number of Shares, the number of Shares for which each then-outstanding Option is based and the number of Shares as to which Options may be granted under the Plan shall be automatically decreased by such ratio and the Exercise Price thereof shall be automatically increased by such ratio.

     (b) In the event of any other change in the Shares, through recapitalization, merger, consolidation or exchange of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional grants of Options, the number and kind of shares or other securities into which each outstanding Share was changed, and the Exercise Price shall be increased or decreased proportionately so that the aggregate Exercise Price for the securities subject to each Option shall remain the same as immediately before such event.

     SECTION 3.4. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be authorized but unissued Shares. However, Shares which are to be delivered under the Plan may also be obtained by the Company from its treasury, by purchases on the open market or from private sources. The proceeds of the exercise of any Option shall be general corporate funds of the Company. No Shares may be sold under any Option Agreement for less than the par value thereof. No fractional Shares shall be issued or sold under the Plan nor will any cash payment be made in lieu of fractional Shares.

     SECTION 3.5. Rights of a Stockholder. No Grantee or other person claiming under or through any Grantee shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option except as to such Shares, if any, for which certificates representing such Shares have been issued to such Grantee.

     SECTION 3.6 Securities Laws. No Option shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Option unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Option or the issuance of Shares pursuant to the grant or exercise of an Option, the Company may require the Grantee to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Grantee, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

                                   ARTICLE 4.
                                  ELIGIBILITY.

     Only Directors who are not Employees shall be eligible to receive Options under this Plan.

                                   ARTICLE 5.
                           DIRECTORS' STOCK OPTIONS.

     SECTION 5.1. Formula Grant of Options.

     (a) On the 1998 Meeting Date, an Option of 7,500 Shares shall be automatically granted to each Director upon the conclusion of the meeting who either:

          (i) received a Grant of Options under the 1995 Plan in connection with the 1997 Meeting Date or thereafter and prior to the 1998 Meeting Date, or

          (ii) was appointed as a Director to fill a vacancy on the Board of Directors at or after the 1997 Meeting Date and prior to the 1998 Meeting Date.

     (b) On the 1998 Meeting Date, an Option of 14,167 Shares shall be automatically granted to each Director upon the conclusion of the meeting who received a Grant of Options under the 1995 Plan in connection with the 1996 Meeting Date or thereafter and prior to the 1997 Meeting Date.

                                       (4)

     (c) On the 1998 Meeting Date, an Option of 20,834 Shares shall be automatically granted to each Director upon the conclusion of the meeting who received a Grant of Options under the 1995 Plan in connection with the 1995 Meeting Date or thereafter and prior to the 1996 Meeting Date.

     (d) On the 1999 Meeting Date and on each Meeting Date thereafter, an Option shall be automatically granted to each Director upon the conclusion of the meeting. The number of Shares with regard to which an Option will be granted shall be 7,500 Shares; provided, however, that the Committee may adjust the number of Shares on an annual basis either upward or downward if it determines that such an adjustment is advisable on account of competitive circumstances in the marketplace, the price of Company's Common Stock, then-current recruitment efforts or on account of any other factors deemed relevant by the Committee. Any such adjustment shall be made and announced by the Committee prior to the Meeting Date for which such adjustment is effective.

     (e) On any date on or following the 1998 Meeting Date when a person is first elected to the Board of Directors or is appointed as a Director to fill a vacancy on the Board of Directors, an Option shall be automatically granted to such person of the number of Shares equal to 7,500 (or such other number of Shares granted automatically to Directors under paragraph (d) above on the immediately-preceding Meeting Date) multiplied by a fraction, the numerator of which equals the number of whole calendar months remaining until the next Meeting Date and the denominator of which equals twelve (12).

     SECTION 5.2. Elective Grant of Options. In addition to the Options described in Section 5.1 above, the Committee may permit a Director to voluntarily elect to forego the payment of all or a portion of his or her annual retainer to be received from the Company for service for the ensuing year as a Director and to receive instead Options under the Plan. Any such election by a Director may be made in 25% increments of his or her annual retainer amount, with the portion of such retainer which is not elected to be paid as an Option to be payable to the Director in cash. Any such election by a Director (or by an individual who is first seeking election as a Director) shall be made in writing prior to the Meeting Date on which such retainer is payable for service after such Meeting Date, and shall be made in accordance with rules established by the Committee. The number of Options to be received by a Director who has made such an election shall be determined on an annual basis in accordance with a formula established from time to time in the sole and absolute discretion of the Committee. The formula that will apply at a particular Meeting Date will be established by the Committee prior to the time that an election is made by a Director that applies to that Meeting Date. Any election made by a Director that is valid for a Meeting Date shall remain in full force and effect as to the percentage of his or her annual retainer to be received as Options unless such election is subsequently revoked in writing; provided, however, that all Directors shall be notified of the formula that will apply for each Meeting Date prior to any deadline established by the Committee for revocation of a prior election by a Director.

     SECTION 5.3. Exercise Price. The Exercise Price of an Option shall be equal to the Fair Market Value of a Share on the Date of Grant. Except as authorized under Section 3.3 of the Plan, the Exercise Price of an Option shall not be changed following the Date of Grant.

     SECTION 5.4. Term.

     (a) Each Option granted under the 1995 Plan shall vest and first be exercisable as to one-third of the Shares originally subject to the Option on each of the first three anniversaries of the Date of Grant under the 1995 Plan if the Participant is then a Director. Each Option granted under this Plan shall vest and first be exercisable on the Date of Grant if the Participant is then a Director; and

     (b) each Option previously granted under the 1995 Plan shall lapse and cease to be exercisable in accordance with its current terms and each Option granted under this Plan shall lapse and cease to be exercisable upon the earliest of:

          (i) the expiration of ten years from the Date of Grant;

          (ii) six months after the Participant ceases to be a Director because of Disability;

          (iii) twelve months after the Participant ceases to be a Director because of death;
                                       (5)

          (iv) immediately, if the Participant is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Participant voluntarily terminates service on the Board of Directors without the consent of the Company;

          (v) five years after the Participant ceases to be a Director for any reason other than death, Disability, termination by the stockholders for cause or voluntary termination without consent if, at the time of termination, the Participant has served at least a three-year term on the Board of Directors; or

          (vi) 30 days after the Participant ceases to be a Director for any reason other than death, Disability, termination by the stockholders for cause or voluntary termination without consent if, at the time of termination, the Participant has served less than a three-year term of office on the Board of Directors.

     Notwithstanding the foregoing, all Options under the 1995 Plan that have not previously been exercised nor lapsed and ceased to be exercisable shall vest fully and become exercisable upon the occurrence of any Change in Control.

     SECTION 5.5. Not Incentive Stock Options. An Option under this Article 5 shall not be treated as an Incentive Stock Option.

     SECTION 5.6. Exercise. An Option shall be exercised by the delivery of the Option Agreement therefor (if requested by the Company) with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Treasurer of the Company or his or her designee, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all the Shares purchasable thereunder but not for a fractional Share. No Option may be exercised as to less than 50 Shares unless it is exercised as to all of the Shares then available thereunder. The Exercise Price shall be paid in cash by
(a) delivery of a certified or cashier's check payable to the order of the Company in such amount; or (b) wire transfer of immediately-available funds to a bank account designated by the Company. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

     SECTION 5.7. Option Agreement. Promptly after the Date of Grant, Greyhound shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are neither negotiable instruments nor securities (as such term is defined in Article 8 of the Uniform Commercial
Code). Lost and destroyed Option Agreements may be replaced without bond.

     SECTION 5.8. Disability. If a Participant is absent from meetings of the Board of Directors because of a physical or mental Disability, for purposes of the Plan, such Participant will not be considered to have ended his or her service with the Board of Directors while such Participant has that Disability, unless he or she resigns or is not re-elected by the stockholders.

                                   ARTICLE 6.
                              GENERAL PROVISIONS.

     SECTION 6.1. No Rights. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to be a Director of the Company or affect the right of the stockholders to terminate the directorship of any Participant.

     SECTION 6.2. Limited Liability. The liability of the Company under this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan and in the grant of any Option, and no term or provision of this Plan nor of any Option shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Option.

     SECTION 6.3. Assumption of Options. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to
                                       (6)
another entity, any Options outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price. Nothing in this
Section 6.3 shall be deemed to alter or supersede any provision of the Plan relating to the vesting or maturity of Options granted under the 1995 Plan upon a Change in Control.

     SECTION 6.4. No Transfer. No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Participant to whom it was granted except by such Participant.

     SECTION 6.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan, including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option, shall be borne by the Company.

     SECTION 6.6. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by first class mail addressed (a) if to a Grantee, at his or her residence address set forth in the records of the Company; or (b) if to the Company, to its President at its principal executive office.

     SECTION 6.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Grantees rights or remedies under this Plan.

     SECTION 6.8. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day; provided, however, that this Section 6.8 shall not be construed to extend the ten-year period referred to in Section 5.4, above.

     SECTION 6.9. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

     SECTION 6.10. Governing Laws. The validity, terms, performance and enforcement of this Plan shall be governed by laws of the State of Delaware that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Delaware.

     SECTION 6.11. Effective Date of the Plan. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at a meeting of the stockholders of Greyhound.

     SECTION 6.12. Amendment and Termination. No Option shall be granted under the Plan more than ten years after the Effective Date. The Board of Directors may, at any time, terminate the Plan, or make such amendment of the Plan as it may deem advisable; provided, however, that no amendment shall be effective without the approval of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of stockholders duly held, if it were to:

          (a) materially increase the benefits accruing Participants under the Plan;

          (b) materially increase the number of Shares which may be issued under the Plan; or

          (c) materially modify the requirements as to eligibility for participation in the Plan;

and, further, provided, however, that no amendment or termination of the Plan shall be effective to materially alter or impair the rights of a Grantee under any Option made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee. No termination or amendment of this Plan or any Option nor waiver of any right or requirement under this Plan or any Option shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized Officer.

                                       (7)

ATTACHMENT A
DIRECTORS' OPTION AGREEMENT

                             GREYHOUND LINES, INC.
                                P.O. BOX 660362
                             DALLAS, TX 75266-0362
(Date of Grant)

(Name of Grantee)
(Street)
(City, State, Zip)

     Congratulations. You have been granted a Stock Option under Greyhound's 1998 Directors' Stock Incentive Plan (the "Plan") on the following terms:

     1. NUMBER OF SHARES. The number of Shares of Common Stock of Greyhound Lines, Inc. that you may purchase under this Option is: 'Number'

     2. EXERCISE PRICE. The exercise price to purchase Shares under this Option is $)Price/ per share.

     3. VESTING. All Shares subject to this Option are fully vested and are exercisable upon Grant.

     4. LAPSE. This Option will lapse and cease to be exercisable upon the earliest of:

          (i) the expiration of 10 years from the date of this Agreement;

          (ii) six months after you cease to be a Director because of your Disability;

          (iii) twelve months after you cease to be a Director because of your death;

          (iv) immediately after you are removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if you voluntarily terminate service on the Board of Directors without the consent of the Company;

          (v) five years after you cease to be Director for any reason other than your death, Disability, termination by the stockholders for cause or voluntary termination without consent if, at the time of termination, you have served at least a three-year term of office on the Board of Directors; or

          (vi) 30 days after you cease to be a Director for any reason other than your death, Disability, termination by the stockholders for cause or voluntary termination without consent if, at the time of termination, you have served less than a three-year term of office on the Board of Directors.

     5. TAXATION. This Option is a Nonqualified Option. You will have taxable income upon the exercise of this Option.

     6. EXERCISE. This Option may be exercised by the delivery of this Agreement (if requested by the Company), with the notice of exercise properly completed and signed by you, to the Treasurer of the Company or his or her designee, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid in cash by (a) delivery of a certified or cashier's check payable to the order of Greyhound in such amount; or (b) wire transfer of immediately-available funds to a bank account by Greyhound. This Option may be exercised as to less than all of the Shares purchasable hereunder, but not for a fractional share, nor may it be exercised as to less than 50 Shares unless it is exercised as to all of the Shares then available hereunder.

     7. NO TRANSFER. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may only be exercised during your lifetime by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

     8. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be a Director of the Company or affect the right of the stockholders to terminate your directorship.

     9. PLAN CONTROLS. This Agreement is an Option Agreement (as such term is defined in the Plan) under Article 5 of the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement. Greyhound will provide you with a copy of the Plan promptly upon your written or oral request made to its Treasurer.

     10. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and its supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Delaware.

     Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to Greyhound.

                                            GREYHOUND LINES, INC.

                                            By:
                                              ----------------------------------
                                                  (Name of Officer) (Title)

Accepted and Agreed to as of
the date first set forth above:
------------------------------------
         (Name of Grantee)

                                 SPOUSAL WAIVER

The undersigned spouse of the above identified Grantee waives and releases all rights and interests which such spouse might now have or hereafter acquire in the rights granted to the Grantee above, as such Grantee's spouse or ex-spouse (regardless of whether such rights and interests are statutory or otherwise), including but not limited to claims of community property or marital property interests or dower. Such spouse also hereby agrees that he or she shall not request that the Award granted above be transferred to such spouse in any divorce, dissolution or similar proceeding.

------------------------------------
          (Name of Spouse)

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PROXY

                             GREYHOUND LINES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Thomas G. Plaskett, Craig R. Lentzch and Mark E. Southerst, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Greyhound Lines, Inc.
to be held at The Majestic Theatre, 1925 Elm Street, Dallas, Texas 75201, on Friday, May 15, 1998, at 10:00 a.m., local time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the Annual Meeting or any adjournment(s) thereof. The attorneys-in-fact are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS, "FOR" THE 1998 DIRECTORS' STOCK INCENTIVE PLAN; AND "AGAINST" THE PROPOSAL TO ELECT THE ENTIRE BOARD OF DIRECTORS EVERY YEAR. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                          (Continued on reverse side)

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                                ADMISSION TICKET


                             GREYHOUND LINES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 15, 1998

                                   10:00 A.M.

                              THE MAJESTIC THEATRE

                                1925 ELM STREET

                              DALLAS, TEXAS 75201



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

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TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACE BELOW.  NO
BOXES NEED TO BE CHECKED.
                                                                                                     Please mark  [ ]
                                                                                                     your votes as
                                                                                                      indicted in
                                                                                                      this example


(1) ELECTION OF DIRECTORS                     Craig R. Lentzsch, Frank L. Nageotte,
                                              Thomas G. Plaskett

      FOR              VOTE Withheld          Instruction:  TO WITHHOLD AUTHORITY TO      I PLAN TO ATTEND THE
      all            from all nominees        VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES    MEETING  [ ]
    nominees        listed to the right.      WRITE THAT NOMINEE'S NAME ON THE LINE
                                              PROVIDED BELOW:
      [ ]                   [ ]               ________________________________________


(2) RATIFICATION OF APPOINTMENT OF            (3) APPROVAL OF GREYHOUND LINES, INC.     (4) PROPOSAL TO ELECT
ARTHUR ANDERSEN LLP AS INDEPENDENT                1998 DIRECTORS' STOCK INCENTIVE           THE ENTIRE BOARD OF
ACCOUNTANTS FOR FISCAL YEAR 1998.                 PLAN.                                     DIRECTORS EVERY YEAR.


     FOR       AGAINST       ABSTAIN                   FOR   AGAINST   ABSTAIN              FOR   AGAINST   ABSTAIN

     [ ]         [ ]           [ ]                     [ ]     [ ]       [ ]                [ ]     [ ]       [ ]



                                                              - - - - - -      DATED
                                                                        -            -------------------------, 1998
                                                                        -
                                                                        -      --------------------------------------
                                                                                             SIGNATURE

                                                                               --------------------------------------
                                                                                             SIGNATURE
                                                                               Please sign your name as it appears hereon.
                                                                               Joint owners should each sign. Executors,
                                                                               administrators, trustees, etc., should give
                                                                               full title as such. If the signer is a
                                                                               corporation, please sign full corporate
                                                                               name by duly authorized officer. PLEASE
                                                                               MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                               PROMPTLY USING THE ENCLOSED ENVELOPE.

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                                             - FOLD AND DETACH HERE -



          1. Majestic Theatre                4. Greyhound Lines Terminal
             1925 Elm St.                        205 S. Lamar

          2. One Dallas Centre               5. Greyhound Maintenance Center         [MAP OF DOWNTOWN DALLAS, TEXAS]
             350 N. St. Paul                    315 Continental Ave.

          3. Hampton Inn
             1015 Elm St.
             214-742-5678

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                                  - FOLD AND DETACH HERE AND RETURN WITH YOUR PROXY CARD-
                                    IF YOU ARE RECEIVING MULTIPLE COPIES OF YOUR ANNUAL
                                    REPORTS

                                                                    [ ] MULTIPLE COPIES OF STOCKHOLDER REPORTS
                                                                        ARE BEING RECEIVED AT THIS ADDRESS.
                                                                        PLEASE DISCONTINUE THESE MAILINGS TO THIS
                                                                        ACCOUNT.  (NOTE: AT LEAST ONE STOCKHOLDER
                                                                        REPORT MUST BE MAILED.)

                                                                        IF YOU NEED INSTRUCTIONS ON  HOW TO TRANSFER
                                                                        YOUR STOCK OR CHANGE YOUR ADDRESS, PLEASE
                                                                        CALL OUR TRANSFER AGENT, CHASEMELLON
                                                                        SHAREHOLDER SERVICES, L.L.C. AT 1-800-288-9541.
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